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                                                                    Exhibit 23.2

                       [JOHNSON, HOLSCHER & COMPANY LETTERHEAD]

                     CONSENT OF JOHNSON, HOLSCHER & COMPANY, P.C.


     We consent to the reference of our firm under the captions "Consolidated Financial Statements" and "Experts" and to the use of our report dated December 2, 1995 except as to Note 5 dated January 26, 1996 and Note 8 dated April 6, 1997, in the Registration Statement on Form SB-2 (No. 333-______) and the related Prospectus of Aquasearch, Inc. for the registration of 23,494,361 shares of its Common Stock.


                                        /s/ JOHNSON, HOLSCHER & CO.
                                        Professional Corporation


Englewood, Colorado
September 30, 1998